
CONSOLIDATED BALANCE SHEETS                           U S WEST, Inc.
(UNAUDITED)

                                           June 30,     December 31,
In millions                                   1998          1997
--------------------------------------   ------------- --------------

ASSETS
Current assets:
 Cash and cash equivalents               $        730  $          27
 Accounts and notes receivable                  1,706          1,717
 Inventories and supplies                         213            150
 Deferred directory costs                         263            257
 Deferred tax asset                               217            271
 Prepaid and other                                 87             82
                                         ------------- --------------
   Total current assets                         3,216          2,504
                                         ------------- --------------

Gross property, plant and equipment            34,565         33,651
Less accumulated depreciation                  20,074         19,343
                                         ------------- --------------
Property, plant and equipment - net            14,491         14,308
Other assets                                      890            855
                                         ------------- --------------
   Total assets                          $     18,597  $      17,667
                                         ============= ==============


LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
 Short-term debt                         $      2,753  $         695
 Accounts payable                               1,187          1,377
 Dividends payable                                268            259
 Other                                          1,782          1,868
                                         ------------- --------------
   Total current liabilities                    5,990          4,199
                                         ------------- --------------

Long-term debt                                  7,946          5,020
Postretirement and other postemployment
 benefit obligations                            2,539          2,534
Deferred taxes, credits and other               1,642          1,547

Shareowners' equity                               480          4,367
                                         ------------- --------------
   Total liabilities and
      shareowners' equity                $     18,597  $      17,667
                                         ============================